Verisign Reports Third Quarter 2015 Results

RESTON, VA - Oct. 22, 2015 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and Internet security, today reported financial results for the third quarter of 2015.

Third Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $266 million for the third quarter of 2015, up 4.2 percent from the same quarter in 2014. Verisign reported net income of $92 million and diluted earnings per share of $0.70 for the third quarter of 2015, compared to net income of $95 million and diluted EPS of $0.69 for the same quarter in 2014. The operating margin was 58.1 percent for the third quarter of 2015 compared to 54.7 percent for the same quarter in 2014.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $103 million and diluted EPS of $0.78 for the third quarter of 2015, compared to net income of $97 million and diluted EPS of $0.70 for the same quarter in 2014. The non-GAAP operating margin was 62.7 percent for the third quarter of 2015 compared to 60.6 percent for the same quarter in 2014. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Our quarterly results demonstrate the ongoing strength of our business and our execution discipline, which continue to produce value for our shareholders,” commented Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended the third quarter with cash, cash equivalents and marketable securities of $1.9 billion, an increase of $466 million as compared with year-end 2014.

•	Cash flow from operations was $155 million for the third quarter of 2015, compared with $168 million for the same quarter in 2014.

•	Deferred revenues on Sept. 30, 2015, totaled $940 million, an increase of $50 million from year-end 2014.

•	Capital expenditures were $7 million in the third quarter of 2015.

•
During the third quarter, Verisign repurchased 2.3 million shares of its common stock for $156 million. At Sept. 30, 2015, $605 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the third quarter diluted share count included 18.0 million shares related to subordinated convertible debentures, compared with 13.2 million shares for the same quarter in 2014. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 1.68 million net new names during the third quarter, ending with 135.2 million .com and .net domain names in the domain name base, which represents a 3.4 percent increase over the base at the end of the third quarter in 2014, as calculated including domain names on hold for both periods.

•	In the third quarter, Verisign processed 9.2 million new domain name registrations for .com and .net, as compared to 8.7 million for the same quarter in 2014.

•
The final .com and .net renewal rate for the second quarter of 2015 was 72.7 percent compared with 71.8 percent for the same quarter in 2014. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s 4.625% senior notes due 2023 and 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on the contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. Management believes that the non-GAAP information enhances investors’ overall understanding of Verisign’s financial performance and the comparability of Verisign’s operating results from period to period.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2015 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1460 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and Internet security, enables Internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key Internet infrastructure and services, including the .com and .net domains and two of the Internet’s root servers, as well as performs the root-zone maintainer functions for the core of the Internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of the impact of the U.S. government’s transition of key Internet domain name functions (the Internet Assigned Numbers Authority (“IANA”) function) and related root zone management functions, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services or pursue strategic initiatives, the uncertainty of whether our new products and services, including our new gTLDs, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges of ongoing changes to Internet governance and administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the continuing introduction of new gTLDs, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our new gTLDs or the new gTLDs for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the current and future delegation into the root zone of a large number of new gTLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2015 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$177,871	$191,608
Marketable securities	1,713,087	1,233,076
Accounts receivable, net	14,714	13,448
Other current assets	35,468	41,905
Total current assets	1,941,140	1,480,037
Property and equipment, net	297,299	319,028
Goodwill	52,527	52,527
Long-term deferred tax assets	262,243	266,954
Other long-term assets	24,096	15,918
Total long-term assets	636,165	654,427
Total assets	$2,577,305	$2,134,464
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$180,106	$190,278
Deferred revenues	660,417	621,307
Subordinated convertible debentures, including contingent interest derivative	626,590	620,620
Deferred tax liabilities	512,779	477,781
Total current liabilities	1,979,892	1,909,986
Long-term deferred revenues	279,724	269,047
Senior notes	1,234,890	740,175
Other long-term tax liabilities	114,209	98,722
Total long-term liabilities	1,628,823	1,107,944
Total liabilities	3,608,715	3,017,930
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares:322,968 at September 30, 2015 and 321,699 at December 31, 2014; Outstanding shares:111,891 at September 30, 2015 and 118,452 at December 31, 2014	323	322
Additional paid-in capital	17,697,985	18,120,045
Accumulated deficit	(18,727,129)	(19,000,835)
Accumulated other comprehensive loss	(2,589)	(2,998)
Total stockholders’ deficit	(1,031,410)	(883,466)
Total liabilities and stockholders’ deficit	$2,577,305	$2,134,464

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$265,780	$255,022	$786,741	$754,200
Costs and expenses:
Cost of revenues	47,218	46,933	143,792	140,948
Sales and marketing	20,966	24,304	67,677	68,244
Research and development	15,019	16,320	48,518	50,453
General and administrative	28,115	27,965	79,090	72,349
Total costs and expenses	111,318	115,522	339,077	331,994
Operating income	154,462	139,500	447,664	422,206
Interest expense	(28,544)	(21,533)	(79,064)	(64,408)
Non-operating (loss) income, net	(3,975)	(6,473)	(6,329)	5,037
Income before income taxes	121,943	111,494	362,271	362,835
Income tax expense	(29,486)	(16,305)	(88,565)	(73,047)
Net income	92,457	95,189	273,706	289,788
Realized foreign currency translation adjustments, included in net income	—	—	(291)	—
Unrealized gain on investments	565	59	799	34
Realized (gain) loss on investments, included in net income	(26)	(1)	(99)	2
Other comprehensive income	539	58	409	36
Comprehensive income	$92,996	$95,247	$274,115	$289,824

Income per share:
Basic	$0.82	$0.77	$2.38	$2.25
Diluted	$0.70	$0.69	$2.06	$2.03
Shares used to compute net income per share:
Basic	112,955	124,109	115,235	128,924
Diluted	131,721	138,112	132,925	142,584

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$273,706	$289,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	46,554	47,924
Stock-based compensation	34,351	34,281
Excess tax benefit associated with stock-based compensation	(19,420)	(8,566)
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	9,058	(3,953)
Payment of Contingent interest	(10,759)	—
Other, net	8,161	7,470
Changes in operating assets and liabilities
Accounts receivable	(1,319)	(2,550)
Prepaid expenses and other assets	2,967	31,349
Accounts payable and accrued liabilities	14,658	(2,540)
Deferred revenues	49,787	37,237
Net deferred income taxes and other long-term tax liabilities	55,203	36
Net cash provided by operating activities	462,947	430,476
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,965,767	2,425,259
Purchases of marketable securities	(2,443,865)	(2,281,523)
Purchases of property and equipment	(28,659)	(30,058)
Other investing activities	(3,666)	351
Net cash (used in) provided by investing activities	(510,423)	114,029
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	14,690	15,816
Repurchases of common stock	(492,575)	(673,540)
Proceeds from borrowings, net of issuance costs	492,237	—
Excess tax benefit associated with stock-based compensation	19,420	8,566
Net cash provided by (used in) financing activities	33,772	(649,158)
Effect of exchange rate changes on cash and cash equivalents	(33)	(621)
Net decrease in cash and cash equivalents	(13,737)	(105,274)
Cash and cash equivalents at beginning of period	191,608	339,223
Cash and cash equivalents at end of period	$177,871	$233,949
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$68,678	$57,767
Cash paid for income taxes, net of refunds received	$13,289	$34,937

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$154,462	$92,457	$139,500	$95,189
Adjustments:
Stock-based compensation	12,222	12,222	14,916	14,916
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		4,747		6,562
Non-cash interest expense		2,994		2,588
Contingent interest payable on subordinated convertible debentures		(3,020)		(1,306)
Tax adjustment		(6,625)		(21,285)
Non-GAAP	$166,684	$102,775	$154,416	$96,664

Revenues	$265,780		$255,022
Non-GAAP operating margin	62.7%		60.6%
Diluted shares		131,721		138,112
Per diluted share, non-GAAP		$0.78		$0.70

	Nine Months Ended September 30,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$447,664	$273,706	$422,206	$289,788
Adjustments:
Stock-based compensation	34,351	34,351	34,281	34,281
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures		9,058		(3,953)
Non-cash interest expense		8,656		7,581
Contingent interest payable on subordinated convertible debentures		(8,477)		(1,306)
Tax adjustment		(16,959)		(38,796)
Non-GAAP	$482,015	$300,335	$456,487	$287,595

Revenues	$786,741		$754,200
Non-GAAP operating margin	61.3%		60.5%
Diluted shares		132,925		142,584
Per diluted share, non-GAAP		$2.26		$2.02

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended September 30,
	2015	2014
Net Income	$92,457	$95,189
Interest expense	28,544	21,533
Income tax expense	29,486	16,305
Depreciation and amortization	14,934	15,809
Stock-based compensation	12,222	14,916
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	4,747	6,562
Unrealized (gain) loss on hedging agreements	(479)	128
Non-GAAP Adjusted EBITDA	$181,911	$170,442

Four Quarters Ended September 30, 2015
Net income	339,179
Interest expense	100,651
Income tax expense	143,569
Depreciation and amortization	62,322
Stock-based compensation	44,047
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	10,761
Unrealized gain on hedging agreements	(256)
Non-GAAP Adjusted EBITDA	$700,273

STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenues	$1,722	$1,618	$5,202	$4,748
Sales and marketing	1,683	2,234	4,800	5,902
Research and development	1,478	1,678	4,890	5,189
General and administrative	7,339	9,386	19,459	18,442
Total stock-based compensation expense	$12,222	$14,916	$34,351	$34,281